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                                                                   EXHIBIT 99.02



                          INDEPENDENT AUDITORS' REPORT

                 To the Shareholders and Board of Directors of
                    Innovex PLC and Innovex Holdings Limited

     We have audited the combined balance sheets of the Innovex Companies, which comprise a combination of Innovex PLC and Innovex Holdings Limited and its subsidiaries, as at March 31, 1995 and 1996 and the related combined income statements and statements of cash flows for each of the years in the three-year period ended March 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards in the United Kingdom and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the aforementioned combined financial statements present fairly, in all material respects, the financial position of the Innovex Companies, as at March 31, 1995 and 1996 and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1996 in conformity with generally accepted accounting principles in the United Kingdom.

     Generally accepted accounting principles in the United Kingdom vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected the results of operations and shareholders' equity as at and for the years ended March 31, 1995 and 1996, to the extent summarized in Note 27 to the combined financial statements.

Reading, England                                                            KPMG
24 July 1996                                               Chartered Accountants
                                                             Registered Auditors